Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Nu Holdings Ltd.

(Amended and Restated By Special Resolution Passed on May 29, 2021)

Campbells

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

Eleventh Amended and Restated

MEMORANDUM OF ASSOCIATION

OF

Nu Holdings Ltd.

(Amended and Restated By Special Resolution Passed on May 29, 2021)

1.	The name of the Company is Nu Holdings Ltd.

2.

The registered office of the Company shall be at the offices of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1- 9010, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act (as revised).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27 (2) of the Companies Act (as revised).

5.

Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as revised), or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as revised), or to carry on the business of company management without being licensed in that behalf under the Companies Management Act (as revised).

6.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, but nothing in this paragraph shall be so construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands and exercising in the Cayman Islands any of its power necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each Member is limited to the amount, if any, unpaid on such Member’s shares.

8.

The capital of the Company is US$80,794.67512 divided into 1,541,250,016 Ordinary Shares of a nominal or par value of US$0.00004 each, of which 770,625,008 are designated as Class A Ordinary Shares and 770,625,008 are designated as Class B Ordinary Shares, 56,081,425 Series Seed Preferred Shares of a nominal or par value of US$0.00004 each, 96,957,100 Series A Preferred Shares of a nominal or par value of US$0.00004 each, 62,529,800 Series B Preferred Shares of a nominal or par value of US$0.00004 each, 52,579,750 Series C Preferred Shares of a nominal or par value of US$0.00004 each, 67,449,000 Series D Preferred Shares of a nominal or par value of US$0.00004 each, 43,117,375 Series E Preferred Shares of a nominal or par value of US$0.00004 each, 16,469,250 Series E-1 Preferred Shares of a nominal or par value of US$0.00004 each, 26,873,350 Series F Preferred Shares of a nominal or par value of US$0.00004 each, 16,795,799 Series F-1 Preferred Shares of a nominal or par value of US$0.00004 each, 18,000,000 Series F-2 Preferred Shares of a nominal or par value of US$0.00004 each, 11,758,704 Series G Preferred Shares of a nominal or par value of US$0.00004 each, 10,002,809 Series G-1 Preferred Shares of a nominal or par value of US$0.00004 each and 2,500 Management Shares of a nominal or par value of US$0.00004 each, each with power for the Company, subject to the provisions of the Companies Act (as revised) and the Articles of Association, to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide, every issue of shares, whether stated to be ordinary, preference or otherwise, shall be subject to the powers on the part of the Company hereinbefore provided.

9.

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

10.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

COMPANY LIMITED BY SHARES

Eleventh Amended and Restated

ARTICLES OF ASSOCIATION

OF

Nu Holdings Ltd.

(Amended and Restated By Special Resolution Passed on May 29, 2021)

Preliminary

1.	The regulations contained in Table A in the First Schedule of the Statute shall not apply to the Company and the following regulations shall be the Articles of Association of the Company.

2.	In these Articles:

(a)	the following terms shall have the meanings set opposite if not inconsistent with the subject or context:

“Adoption Date”	means May 29, 2021.

“Affiliate”	means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund or other investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers- and sisters-in-law, whether by blood, marriage or adoption, or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, or a company, partnership or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, corporation or any natural person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity. Notwithstanding the foregoing, with respect to Tencent, the term “Affiliate” shall be deemed to refer only to each Person whose financial information or results are, or should be (under applicable accounting rules), consolidated in the consolidated financial statements of Tencent Holdings Limited (or its successor).

“Applicable Market”	means the New York Stock Exchange or the Nasdaq Global Select Market.

“Articles”	means these articles of association of the Company.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any).

“Business Day”	means a day (other than Saturday or Sunday) on which banks are open for general business in São Paulo, Brazil, Beijing, China, Hong Kong, New York, New York, United States of America and George Town, Cayman Islands.

“Business Entity”	means any sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organisation, association, corporation, non- corporate condominium (fundo de investimento), institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature or any business division of any of the foregoing.

“Class A Ordinary Shares”	means ordinary shares of the Company of a par value of US$0.00004, which are designated as the Class A Ordinary Shares, with the rights provided for in these Articles.

“Class B Ordinary Shares”	means ordinary shares of the Company of a par value of US$0.00004, which are designated as the Class B Ordinary Shares, with the rights provided for in these Articles.

“Company”	means the above named company.

“Control”	as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms “controlled,” “controlling” and “under common control with” have the meaning correlative to the foregoing.

“Directors”	means the directors for the time being of the Company.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act (as revised).

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended,

“Family Member”	has the same meaning as in the SHA.

“Founders”	means David Vélez Osorno, Cristina Helena Zingaretti Junqueira, Adam Edward Wible, their respective Family Members and any of their respective Affiliates.

“Group Company”	means the Company and any Business Entity (i) that is directly or indirectly Controlled by the Company, (ii) whose assets, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with international accounting standards, including but not limited to any Subsidiaries (provided, however, that financing structures, securitization vehicles and investment funds (fundos de investimento) shall not be considered Group Companies solely by reason of this clause (ii)), or (iii) a majority of the voting equity interests of which are, directly or indirectly, owned by the Company.

“IRA”	means the Seventh Amended and Restated Investors’ Rights Agreement by and between the Company and certain of its Members dated February 3, 2021 (as amended and/or restated from time to time).

“Management Shares”	means management shares of the Company of a par value of US$0.00004 each with the rights provided for in these Articles.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. (In computing the majority when a poll is demanded at a general meeting regard shall be had to the number of votes to which each Member is entitled by the Articles.)

“Ordinary Shares”	means ordinary shares of the Company which are designated as the Class A Ordinary Shares and the Class B Ordinary Shares, each with the rights provided for in these Articles.

“Person”	means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organisation, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“Preferred Shares”	means preference shares of the Company of a par value of US$0.00004 which are designated as the Series Seed Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares, Series E-1 Preferred Shares, Series F Preferred Shares, Series F-1 Preferred Shares, Series F-2 Preferred Shares, Series G Preferred Shares and the Series G-1 Preferred Shares, each with the rights provided for in these Articles.

“Qualified Investment”	means a direct or indirect interest in the Company’s (i) total share capital equal to or higher than 15% (or such other threshold as may be determined by applicable regulations then in effect), or the increase of an existing Qualified Investment by a percentage equal to or higher than 15% (or such other threshold as may be determined by applicable regulations then in effect) or (ii) voting share capital equal to or higher than 5%, or the increase in an existing direct or indirect interest in the Company’s voting share capital equal to or higher than 5% if such existing interest already represents 5% or more of the Company’s voting share capital.

“Qualified Public Offering”	means the Company’s sale of Ordinary Shares (or any class thereof) in an underwritten public offering or any direct listing of Ordinary Shares (or any class thereof), in either case pursuant to a registration statement on Form F-1 or Form S-1 under the United States Securities Act of 1933, as amended, in which (i) Ordinary Shares (or any class thereof) are first registered under Section 12(b) of the Exchange Act (ii) the Ordinary Shares (or any class thereof) are listed on an Applicable Market, and (iii) in the case of an underwritten public offering, there are gross proceeds to the Company of at least US$ 200,000,000 in the aggregate; provided, that, for the avoidance of doubt, a listing of Ordinary Shares (or any class thereof) in an underwritten public offering or direct listing of Ordinary Shares (or any class thereof) on an exchange other than an Applicable Market may be effected concurrently with a Qualified Public Offering.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Preferred Shares”	means Preferred Shares designated as Series A Preferred Shares each with the rights provided for in these Articles.

“Series B Preferred Shares”	means Preferred Shares designated as Series B Preferred Shares each with the rights provided for in these Articles.

“Series C Preferred Shares”	means Preferred Shares designated as Series C Preferred Shares each with the rights provided for in these Articles.

“Series D Preferred Shares”	means Preferred Shares designated as Series D Preferred Shares each with the rights provided for in these Articles.

“Series E Preferred Shares”	means Preferred Shares designated as Series E Preferred Shares each with the rights provided for in these Articles.

“Series E-1 Preferred Shares”	means Preferred Shares designated as Series E-1 Preferred Shares each with the rights provided for in these Articles.

“Series F Preferred Shares”	means Preferred Shares designated as Series F Preferred Shares each with the rights provided for in these Articles.

“Series F-1 Preferred Shares”	means Preferred Shares designated as Series F-1 Preferred Shares each with the rights provided for in these Articles.

“Series F-2 Closing”	means the initial issuance of Series F-2 Preferred Shares by the Company pursuant to the Series F-2 Purchase Agreement.

“Series F-2 Preferred Shares”	means Preferred Shares designated as Series F-2 Preferred Shares each with the rights provided for in these Articles.

“Series F-2 Purchase Agreement”	means that certain Series F-2 Preferred Share Purchase Agreement to be entered into by and among the Company and the Investors (as defined therein).

“Series G Preferred Shares”	means Preferred Shares designated as Series G Preferred Shares each with the rights provided for in these Articles.

“Series G Purchase Agreement”	means that certain Series G Preferred Share Purchase Agreement dated as of January 27, 2021 by and among the Company and the Investors (as defined therein).

“Series G-1 Preferred Shares”	means Preferred Shares designated as Series G-1 Preferred Shares each with the rights provided for in these Articles.

“Series G-1 Purchase Agreement”	means that certain Series G-1 Preferred Share Purchase Agreement to be entered into by and among the Company and the Investors (as defined therein).

“Series Seed Preferred Shares”	means Preferred Shares designated as Series Seed Preferred Shares each with the rights provided for in these Articles.

“SHA”	means the Seventh Amended and Restated Shareholders’ Agreement by and between the Company and certain of its Members dated February 3, 2021 (as amended and/or restated from time to time).

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (as revised) of the Cayman Islands.

“Subsidiary”	means any Business Entity (other than the Company) in an unbroken chain of Business Entities beginning with the Company, if each of the Business Entities (other than the last Business Entity in the unbroken chain) owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other Business Entities in such chain.

“Tencent”	has the same meaning as in the SHA.

“Transfer”	has the same meaning as in the SHA.

(b)	words importing the singular number include the plural number and vice versa;

(c)	words importing the masculine gender include the feminine gender;

(d)	words importing persons include corporations;

(e)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	headings are inserted for reference only and shall be ignored in construing these Articles; and

(i)	Section 8 of the Electronic Transactions Act (as revised) shall not apply.

Commencement of Business

3.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

Issue of Shares

5.

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such Persons, at such times and on such other terms as they think proper.

6.	The Company shall not issue Shares in bearer form.

Rights, Preferences and Restrictions of Preferred Shares

7.	The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Shares are as set forth below in this Article.

7.1	Dividend Provisions.

7.1.1

All profits of the Company will be retained by the Company and no dividends will be distributed to the Company’s shareholders, unless otherwise consented to in writing by each of (i) the holders of a majority of the Preferred Shares (voting together as a single class), and (ii) the holders of a majority of the outstanding voting power of the Ordinary Shares (on a non-converted basis, voting together as a single class).

7.1.2

To the extent the shareholders do consent in writing to the distribution of dividends pursuant to Article 7.1.1, the holders of Preferred Shares shall be entitled to receive dividends (on a pari passu basis), out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Ordinary Shares or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional Ordinary Shares of the Company) on the Ordinary Shares of the Company, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors of the Company (the “Board”). Such dividends shall not be cumulative. If a distribution of such dividends is insufficient to pay in full the amounts the holders of Preferred Shares are entitled to upon a declaration of dividends pursuant to this Article 7.1.2, then, notwithstanding anything to the contrary, (a) the Company has no obligation to declare and distribute the full dividend preference amount pursuant to this Article 7.1.2, and (b) such declared dividend will be paid in its entirety to the holders of Preferred Shares, to be allocated among such holders ratably in proportion to the full amount that each such holder would otherwise have been entitled to receive. The holders of the outstanding Preferred Shares may irrevocably waive any dividend preference that such holders shall be entitled to receive under this Article 7 upon the affirmative vote or written consent of the holders of a majority of the then-outstanding Preferred Shares (voting together as a single class and not as separate series, and on an as-converted basis); provided, however, that solely with respect to the Series D Preferred Shares, at any time in which the holders of Series D Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series D Preferred Shares, no waiver of a dividend preference which the holders of Series D Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series D Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series D Preferred Shares (on an as-converted basis); provided further, however, that solely with respect to the Series E Preferred Shares, at any time in which the holders of Series E Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series E Preferred Shares, no waiver of a dividend preference which the holders of Series E Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series E Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series E Preferred Shares (on an as-converted basis); provided further, however, that solely with respect to the Series E-1 Preferred Shares, at any time in which the holders of Series E-1 Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series E-1 Preferred Shares, no waiver of a dividend preference which the holders of Series E-1 Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series E-1 Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series E-1 Preferred Shares (on an as-converted basis); provided further, however, that solely with respect to the Series F Preferred Shares, at any time in which the holders of Series F Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series F Preferred Shares, no waiver of a dividend preference which the holders of Series F Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series F Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series F Preferred Shares (on an as-converted basis); provided further, however, that solely with respect to the Series F-1 Preferred Shares, at any time in which the holders of Series F-1 Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series F-1 Preferred Shares, no waiver of a dividend preference which the holders of Series F-1 Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series F-1 Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series F-1 Preferred Shares (on an as-converted basis); provided further, however, that, following (and subject to the occurrence of) the Series F-2 Closing, solely with respect to the Series F-2 Preferred Shares, at any time in which the holders of Series F-2 Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original

Issue Price for the Series F-2 Preferred Shares, no waiver of a dividend preference which the holders of Series F-2 Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series F-2 Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series F-2 Preferred Shares (on an as-converted basis); provided further, however, that solely with respect to the Series G Preferred Shares, at any time in which the holders of Series G Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series G Preferred Shares, no waiver of a dividend preference which the holders of Series G Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series G Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series G Preferred Shares (on an as-converted basis); and provided further, however, that, solely with respect to the Series G-1 Preferred Shares, at any time in which the holders of Series G-1 Preferred Shares have not received Proceeds (as defined below) in an amount per share equal to the Original Issue Price for the Series G-1 Preferred Shares, no waiver of a dividend preference which the holders of Series G-1 Preferred Shares shall be entitled to receive under this Article 7 shall be effective in respect of the Series G-1 Preferred Shares without the affirmative vote or written consent of the holders of a majority of the then-outstanding Series G-1 Preferred Shares (on an as-converted basis). For purposes of this Article 7.1, “Dividend Rate” shall mean (i) US$ 0.0032 per annum for each Series Seed Preferred Share, (ii) US$ 0.012108 per annum for each Series A Preferred Share, (iii) US$ 0.041468 per annum for each Series B Preferred Share, (iv) US$ 0.079636 per annum for each Series C Preferred Share, (v) US$ 0.09490508 per annum for each Series D Preferred Share, (vi) US$ 0.280288 per annum for each Series E Preferred Share, (vii) US$ 0.448584 per annum for each Series E-1 Preferred Share, (viii) US$ 1.190776 per annum for each Series F Preferred Share, (ix) US$ 1.42892888 per annum for each Series F-1 Preferred Share, (x) US$ 1.190776 per annum for each Series F-2 Preferred Share, (xi) US$ 2.721388 per annum for each Series G Preferred Share, and (xii) US$ 3.199101 per annum for each Series G-1 Preferred Share, (in each case, as adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.1.3

After payment of such ordinary dividends pursuant to Article 7.1.2, any additional dividends or distributions shall be distributed among all holders of Ordinary Shares and Preferred Shares in proportion to the number of Ordinary Shares that would be held by each such holder if all Preferred Shares were converted to Ordinary Shares at the then effective conversion rate.

7.2	Liquidation Preference.

7.2.1

In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event to the holders of Ordinary Shares by reason of their ownership thereof (with respect to a Preferred Share or Ordinary Share, the proceeds from such Liquidation Event to which the holder of such Preferred Share or Ordinary Share would be entitled to receive with respect thereto, the “Proceeds”), an amount per share equal to the sum of the Original Issue Price (as defined below) for such series of Preferred Shares, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the aggregate Proceeds thus distributed among the holders of the Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining proceeds from such Liquidation Event legally available for distribution shall be distributed ratably among the holders of the Preferred Shares in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this Article 7.2.1. “Original Issue Price” shall mean (i) US$ 0.04 per share for each Series Seed Preferred Share, (ii) US$ 0.151332 per share for each Series A Preferred Share, (iii) US$ 0.51832 per share for each Series B Preferred Share, (iv) US$ 0.99544 per share for each Series C Preferred Share, (v) US$ 1.18631352 per share for each Series D Preferred Share, (vi) US$ 3.503588 per share for each Series E Preferred Share, (vii) US$ 5.607292 per share for each Series E-1 Preferred Share, (viii) US$ 14.884676 per share for each Series F Preferred Share; (ix) US$ 17.861611 per share for each Series F-1 Preferred Share; (x) US$ 14.884676 per share for each Series F-2 Preferred Share; (xi) US$ 34.017352 per share for each Series G Preferred Share; and (xii) US$ 39.988768 per share for each Series G-1 Preferred Share (each as adjusted for any share splits, share dividends, combinations, subdivisions, recapitalizations or the like with respect to such Preferred Shares).

7.2.2

Upon completion of the distributions required by Article 7.2.1, all of the remaining proceeds from such Liquidation Event available for distribution to shareholders, if any, shall be distributed among the holders of Ordinary Shares pro rata based on the number of Ordinary Shares held by each.

7.2.3

Notwithstanding the above, for purposes of determining the amount each holder of Preferred Shares is entitled to receive with respect to a Liquidation Event, each such holder of Preferred Shares shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series in accordance with Article 7.5.2 into Ordinary Shares immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Preferred Shares into Ordinary Shares in accordance with Article 7.5.2. If any such holder shall be deemed to have converted its Preferred Shares pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Shares that have not converted (or have not been deemed to have converted) into Ordinary Shares in accordance with this Article 7.2.3.

7.2.4	For the purposes of these Articles:

(a)

A “Liquidation Event” shall include (i) the closing of the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders (or Affiliates or Family Members thereof) of capital shares of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power or economic interests represented by the outstanding shares of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or Persons (other than an underwriter of the applicable securities or a Family Member or Affiliate of the transferring holder immediately prior to such transfer), of the Company’s securities if, after such closing, such Person or Persons would hold 50% or more of the voting power or economic interests represented by the outstanding shares of the Company (or the surviving or acquiring entity) (except a transfer in which the holders of capital shares of the Company immediately prior to such transfer continue to hold at least 50% of the voting power or economic interests represented by the outstanding shares of the Company or the surviving or acquiring entity), (iv) an irrevocable and exclusive licensing of all or substantially all of the intellectual property of the Company and its Subsidiaries, taken as a whole, or other property to a third party that is not an Affiliate of the Company, or (v) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Liquidation Event (A) if its primary purpose is to change the jurisdiction of the Company’s and/or its Subsidiaries’ incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction, (B) if the transaction does not result in a change of control and the primary purpose of such transaction is to consummate a sale of equity securities of the Company in a bona fide financing transaction, or (C) if such transaction is limited to one or more Subsidiaries that prior to such transaction do not collectively hold all or substantially all of the assets held by the Company and all of its Subsidiaries. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be irrevocably waived by the vote or written consent of the holders of a majority of the outstanding Preferred Shares (voting together as a single class and not as a separate series, and on an as-converted basis). For the avoidance of doubt, if a Liquidation Event is consummated and the treatment of such transaction or series of related transactions as a Liquidation Event is waived by such vote or written consent of the holders of a majority of the outstanding Preferred Shares, voting together as a single class and not as a separate series, and on an as-converted basis, and (1) the holders of a majority of the then-outstanding Series D Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series D Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series D Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares, (2) the holders of a majority of the then-outstanding Series E Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series E Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series E Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation

Event with respect to all Preferred Shares, (3) the holders of a majority of the then-outstanding Series E-1 Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series E-1 Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series E-1 Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares, (4) the holders of a majority of the then-outstanding Series F Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series F Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series F Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares, (5) the holders of a majority of the then outstanding Series F-1 Preferred Shares (voting together as a single class on an as-converted basis), do not vote for or consent to such waiver, then the holders of Series F-1 Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series F-1 Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares, (6) following (and subject to the occurrence of) the Series F-2 Closing, the holders of a majority of the then-outstanding Series F-2 Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series F-2 Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series F-2 Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares, (7) the holders of a majority of the then-outstanding Series G Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series G Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series G Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares, and (8) the holders of a majority of the then-outstanding Series G-1 Preferred Shares (voting together as a single class on an as-converted basis) do not vote for or consent to such waiver, then the holders of Series G-1 Preferred Shares shall still be entitled to receive the amount referred to in Article 7.2.1 to which the holders of Series G-1 Preferred Shares would be entitled if such transaction or series of related transactions had been treated as a Liquidation Event with respect to all Preferred Shares.

(b)

In any Liquidation Event, if aggregate proceeds therefrom received by the Company, its Subsidiaries or their shareholders are other than cash, their value will be deemed their fair market value. Any securities shall be valued as follows:

(i)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(1)

If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2)

If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3)

If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding Preferred Shares (voting together as a single class and on an as-converted basis).

(ii)

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the voting power of all then outstanding Preferred Shares (voting together as a single class and on an as-converted basis).

(iii)

The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the shareholders of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(c)	In the event the requirements of this Article 7.2 are not complied with, the Company shall forthwith either:

(i)	cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Article 7.2 have been complied with;

(ii)

cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article 7.2.5 hereof; or

(iii)

in the event of a Liquidation Event structured as an asset sale pursuant to Article 7.2.4(a)(i) or a licensing pursuant to Article 7.2.4(a)(iv), the Company shall distribute proceeds of such Liquidation Event no later than the ninetieth (90th) day after the closing date thereof, unless a longer period of time is necessary or advisable under applicable laws or regulations, or unless otherwise agreed by (1) the holders of a majority of the then-outstanding Preferred Shares (voting together as a single class and on an as converted basis), (2) the holders of a majority of the then-outstanding Series D Preferred Shares (voting on an as converted basis), (3) the holders of a majority of the then-outstanding Series E Preferred Shares (voting on an as converted basis), (4) the holders of a majority of the then-outstanding Series E-1 Preferred Shares (voting on an as converted basis), (5) the holders of a majority of the then-outstanding Series F Preferred Shares (voting on an as converted basis), (6) the holders of a majority of the then-outstanding Series F-1 Preferred Shares (voting on an as converted basis), (7) following (and subject to the occurrence of) the Series F-2 Closing, the holders of a majority of the then-outstanding Series F-2 Preferred Shares (voting on an as converted basis), (8) the holders of a majority of the then-outstanding Series G Preferred Shares (voting on an as converted basis) and (9) the holders of a majority of the then-outstanding Series G-1 Preferred Shares (voting on an as converted basis).

7.2.5

The Company shall give each holder of record of Preferred Shares written notice of such impending Liquidation Event not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction (if a shareholders’ meeting will be called for such purpose), or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction by the Company’s shareholders (if not already received by the date of the initial notice). The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article 7.2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that subject to compliance with Cayman Islands law such periods may be shortened or irrevocably waived upon the written consent of the holders of a majority of the outstanding Preferred Shares (voting together as a single class and on an as converted basis).

7.2.6

If any portion of the consideration payable to the shareholders of the Company pursuant to a Liquidation Event is payable only upon satisfaction of contingencies (the “Additional Consideration”), the relevant agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Articles 7.2.1 through 7.2.3 as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Company in accordance with Articles 7.2.1 through 7.2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Article 7.2.6, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation Event shall be deemed to be Additional Consideration.

7.3	Redemption.

7.3.1	The Preferred Shares are not redeemable at the option of the holder or the Company.

7.4	Conversion of the Ordinary Shares.

7.4.1	The Founders shall have the conversion rights set out in the following paragraphs (the “Ordinary Conversion Rights”).

7.4.2

Optional Right to Convert Class A Ordinary Shares. Each Class A Ordinary Share beneficially owned (as such term is defined in Rule 13d-3 of the Exchange Act) by a Founder shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the registered office of the Company or any transfer agent for such share, into one fully paid and nonassessable Class B Ordinary Share. All authorized Class B Ordinary Shares are reserved for issuance upon conversion of Class A Ordinary Shares into an equal number of Class B Ordinary Shares in accordance with Articles 7.4.2 and 7.4.3.

7.4.3

Mechanics of Optional Conversion. Before any Founder shall be entitled to voluntarily convert any Class A Ordinary Shares into Class B Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if the shares are then certificated), duly endorsed, at the registered office of the Company or of any transfer agent for the Class A Ordinary Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for Class B Ordinary Shares are to be issued, or, if such shares will be registered in book entry form, the name or names to be specified in such book entry. The Company shall, as soon as practicable thereafter, if shares are certificated, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class B Ordinary Shares to which such holder shall be entitled as aforesaid, or, if such shares will be registered in book entry form, register in book entry such shares in the name or names so specified. A conversion shall be effected as a simultaneous redemption of the relevant Class A Ordinary Shares and the allotment and issue of the new Class B Ordinary Shares and the proceeds of such redemption shall be applied to the purchase of the new Class B Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert, and the Person or Persons entitled to receive the Class B Ordinary Shares issuable upon such conversion shall be entered on the register of members of the Company as the record holder or holders of such Class B Ordinary Shares as of such date.

7.4.4	Automatic Conversion of Class B Ordinary Shares. Following conversion in accordance with Articles 7.4.2 and 7.4.3:

(a)

A Class B Ordinary Share shall automatically convert into one Class A Ordinary Share immediately and without further action by the holder thereof upon the registration of any transfer of such Class B Ordinary Share (whether or not for value and whether or not the certificate(s) (if any) representing such Class B Ordinary Share is surrendered to the Company), other than:

(i)	a transfer to a Family Member or Affiliate of the holder of such Class B Ordinary Share;

(ii)	a transfer to one or more trustees of a trust established for the benefit of the holder or a Family Member or Affiliate of the holder of such Class B Ordinary Share;

(iii)

a transfer to an organization that is exempt from taxation under Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor thereto), or to an organization that is exempt from taxation in Brazil under Sections 184, 377 or 378 of the 2018 Internal Tax Regulations, as amended (or any successor thereto), and that is controlled, directly or indirectly through one or more intermediaries, by the holder of such Class B Ordinary Share; or

(iv)	a transfer to a partnership, corporation or other entity owned or controlled by the holder or a Family Member or Affiliate of the holder of such Class B Ordinary Share.

For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other security interest or third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed to be a transfer unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in such third party (or its nominee) holding legal title to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. The conversion of Class B Ordinary Shares to Class A Ordinary Shares shall occur prior to any effective transfer not authorised in clauses (i) - (iv) above.

(b)	If a Qualified Public Offering has not occurred on or before December 31, 2022, each Class B Ordinary Shares then in issue shall automatically and immediately convert into one Class A Ordinary Share.

7.4.5

Mechanics of Automatic Conversion. Upon the occurrence of one of the bases of conversion provided for in paragraph 7.4.4 above, the Company shall enter or procure the entry of the name of the relevant holder of Class B Ordinary Shares as the holder of the relevant number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the Register of Members and shall procure that certificate(s) in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares represented by the certificate(s) surrendered by the holder of the Class B Ordinary Shares (if any), are issued to the holders of the Class A Ordinary Shares and Class B Ordinary Shares, as the case may be, if so requested. Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to Article 7.4.4 shall be effected by any manner permitted by applicable law (including by means of (i) the re-designation and re-classification of the relevant Class B Ordinary Share as a Class A Ordinary Share together with such rights and restrictions for the time being attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and/or (ii) the compulsory redemption without notice of Class B Ordinary Shares and the automatic application of the redemption proceeds in paying for such new Class A Ordinary Shares into which the Class B Ordinary Shares have been converted). For the avoidance of doubt, following the conversion to Class A Ordinary Shares, the holder thereof shall have Class A Ordinary Share voting rights in respect of such shares and not Class B Ordinary Share voting rights. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the conversion. Effective upon and with effect from the conversion of a Class B Ordinary Share into a Class A Ordinary Share in accordance with Article 7.4.4, the converted share shall be treated for all purposes as a Class A Ordinary Share and shall carry the rights and be subject to the restrictions attaching to Class A Ordinary Shares.

7.4.6

Notwithstanding any contrary provision in these Articles or any agreement among the holders of Shares, other than the restrictions and requirements set forth in this Article 7.4, an issuance or redemption pursuant to this Article 7.4 shall be exempt from any other consent requirements, transfer restrictions or anti-dilution provisions in these Articles or such agreements, including, without limitation, protective provisions, preemptive rights, rights of first offer, rights of first refusal or co-sale rights, and no such issuance or redemption shall be deemed to be a Liquidation Event.

7.5	Conversion of the Preferred Shares.

7.5.1	The holders of the Preferred Shares shall have the conversion rights set out in the following paragraphs (the “Conversion Rights”).

7.5.2

Optional Right to Convert Preferred Shares. Each Preferred Share shall be convertible, subject to the conditions set forth in Article 7.14 below, at the option of the holder thereof, at any time after the date of issuance of such share, at the registered office of the Company or any transfer agent for such share, into such number of fully paid and nonassessable Class A Ordinary Shares as is determined by dividing the Original Issue Price for such series by the Conversion Price for such series (the conversion rate for a series of Preferred Shares into Class A Ordinary Shares is referred to herein as the “Conversion Rate”), determined as hereafter provided, in effect on the date the conversion is reflected in the Company’s register of members. The initial “Conversion Price” per share for each series of Preferred Shares shall be the Original Issue Price applicable to such series; provided, however, that the Conversion Price for the Preferred Shares shall be subject to adjustment as set forth in Article 7.6.

7.5.3

Automatic Conversion of Preferred Shares. Subject to the conditions set forth in Article 7.14 and Article 7.16 below, each Preferred Share shall be converted into Class A Ordinary Shares at the Conversion Rate at the time in effect for the Preferred Shares (i) immediately prior to the closing of a Qualified Public Offering, or (ii) such earlier date, or the occurrence of an earlier event, specified by written consent or agreement of the holders of a majority of the then outstanding Preferred Shares (voting together as a single class and on an as converted basis) if, and only if, in the case of clause (ii) above, such conversion is required to complete a Liquidation Event (A) which would otherwise be permitted under these Articles and (B) in which (1) the holders of Series D Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series D Preferred Shares, (2) the holders of Series E Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series E Preferred Shares, (3) the holders of Series E-1 Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series E-1 Preferred Shares; (4) the holders of Series F Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series F Preferred Shares; (5) the holders of Series F-1 Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series F-1 Preferred Shares; (6) following (and subject to the occurrence of) the Series F-2 Closing, the holders of Series F-2 Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series F-2 Preferred Shares; (7) the holders of Series G Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series G Preferred Shares; and (8) the holders of Series G-1 Preferred Shares participating in such Liquidation Event would receive an amount of gross proceeds per share that is no less than the Original Issue Price per share of the Series G-1 Preferred Shares (the occurrence of either (i) or (ii), an “Automatic Conversion”).

7.5.4

Mechanics of Conversion. Before any holder of Preferred Shares shall be entitled to voluntarily convert the same into Class A Ordinary Shares, such holder shall surrender the certificate or certificates therefor (if the shares are then certificated), duly endorsed, at the registered office of the Company or of any transfer agent for the Preferred Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Class A Ordinary Shares are to be issued. The Company shall, as soon as practicable thereafter, if shares are certificated, issue and deliver at such office to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Class A Ordinary Shares to which such holder shall be entitled as aforesaid. A conversion shall be effected as a simultaneous redemption of the relevant Preferred Shares and the allotment and issue of the new Class A Ordinary Shares and the proceeds of such redemption shall be applied to the purchase of the new Class A Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert, and the Person or Persons entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be entered on the register of members of the Company as the record holder or holders of such Class A Ordinary Shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering

Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the Persons entitled to receive the Class A Ordinary Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities. If the conversion is in connection with the Automatic Conversion provisions of Article 7.5.3(ii) above, such conversion shall be deemed to have been made on the conversion date described in the shareholder consent approving such conversion, and the Persons entitled to receive Class A Ordinary Shares issuable upon such conversion shall be entered on the register of members as the record holders of such Class A Ordinary Shares as of such date.

7.6	Conversion Price Adjustments for Preferred Shares for Splits, Dividends, Combinations and Similar Events.

7.6.1	The Conversion Price of the Preferred Shares shall be subject to adjustment from time to time as follows:

(a)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Shares (other than the Series D Preferred Shares, the Series E Preferred Shares, the Series E-1 Preferred Shares, the Series F Preferred Shares, the Series F-1 Preferred Shares, the Series F-2 Preferred Shares, the Series G Preferred Shares and the Series G-1 Preferred Shares) in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for such series (other than the Series D Preferred Shares, the Series E Preferred Shares, the Series E-1 Preferred Shares, the Series F Preferred Shares, the Series F-1 Preferred Shares, the Series F-2 Preferred Shares, the Series G Preferred Shares or the Series G-1 Preferred Shares) in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of such Additional Shares.

(b)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series D Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series D Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(c)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series E Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series E Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(d)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series E-1 Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series E-1 Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(e)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series F Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series F Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(f)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the outstanding Series F-1 Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series F-1 Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(g)

If, following (and subject to the occurrence of) the Series F-2 Closing, the Company shall issue any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series F-2 Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series F-2 Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(h)

If the Company shall issue, on or after the Adoption Date, any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series G Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series G Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

(i)

If the Company shall issue any Additional Shares (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series G-1 Preferred Shares in effect immediately prior to the issuance of such Additional Shares, the Conversion Price for the Series G-1 Preferred Shares in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Article 7.6.1 and Article 7.6.2) be adjusted to the greater of: (i) a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus the number of Ordinary Shares that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of Ordinary Shares Outstanding (as defined below) immediately prior to such issuance plus an amount equal to two (2) times the number of such Additional Shares; and (ii) the per-share consideration received by the Company for such issuance of Additional Shares.

7.6.2

For purposes of this Article, (a) the term “Ordinary Shares Outstanding” shall mean and include the following: (1) outstanding Ordinary Shares, (2) Class A Ordinary Shares issuable upon conversion of outstanding Preferred Shares, (3) Ordinary Shares issuable upon exercise of outstanding share options, (4) Ordinary Shares issuable upon exercise (and, in the case of warrants to purchase Preferred Shares, conversion) of outstanding warrants, and (5) Ordinary Shares issuable upon the conversion or exchange of any other Convertible Securities. Shares described in clauses (1) through (5) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable and (b) the term “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Ordinary Shares.

7.6.3	No adjustment of the Conversion Price for the Preferred Shares shall be made if the adjustment is by less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either aggregated with any subsequent adjustment made within three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Articles 7.6.6(c) and (d) and Article 7.6.9, no adjustment of such Conversion Price pursuant to this Article shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

7.6.4

In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

7.6.5

In the case of the issuance of the Additional Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board in good faith irrespective of any accounting treatment.

7.6.6

In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than those options, rights and securities specified in Article 7.6.7(b) below), the following provisions shall apply for purposes of determining the number of Additional Shares issued and the consideration paid therefor:

(a)

The aggregate maximum number of Ordinary Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Articles 7.6.4 and 7.6.5, if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Ordinary Shares covered thereby.

(b)

The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Articles 7.6.4 and 7.6.5.

(c)

In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of any series of the Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(d)

Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Shares, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(e)

The number of Additional Shares deemed issued and the consideration deemed paid therefor pursuant to Articles 7.6.6(a) and (b) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article 7.6.6(c) or (d).

7.6.7	“Additional Shares” shall mean any Ordinary Shares issued (or deemed to have been issued pursuant to Article 7.6.6) by the Company on or after the Adoption Date other than:

(a)	Ordinary Shares issued pursuant to a transaction described in Article 7.6.8 hereof;

(b)

Ordinary Shares (excluding shares repurchased at cost by the Company in connection with the termination of service), Convertible Securities, or options to acquire Ordinary Shares or Convertible Securities, issued to employees, officers, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board;

(c)	Ordinary Shares (including any class thereof) issued pursuant to an underwritten public offering of Ordinary Shares;

(d)

Ordinary Shares issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Adoption Date or issued after the Adoption Date pursuant to the terms of the Series G-1 Purchase Agreement;

(e)

Ordinary Shares or Convertible Securities issued or deemed issued as a result of the sale by the Company of Series G-1 Preferred Shares pursuant to the Series G-1 Purchase Agreement at a purchase price per share of no less than the Original Issue Price of the Series G-1 Preferred Shares;

(f)

Ordinary Shares, Convertible Securities, or options to acquire Ordinary Shares or Convertible Securities, issued as consideration for a bona fide business acquisition of or by the Company or any of its Subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise (including, for the avoidance of doubt, and without limitation, Ordinary Shares issued or deemed issued as a result of the sale by the Company of Series F-2 Preferred Shares pursuant to the Series F-2 Purchase Agreement at a purchase price per share of no less than the Original Issue Price of the Series F-2 Preferred Shares;

(g)

Ordinary Shares, Convertible Securities, or options to acquire Ordinary Shares or Convertible Securities, issued to banks, lessors, or other financial institutions in connection with bona fide commercial lending or leasing transactions, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board;

(h)

Ordinary Shares, Convertible Securities, or options to acquire Ordinary Shares or Convertible Securities, issued in connection with research, collaboration, manufacturing, supply, licensing, development, OEM, distribution, marketing or other similar strategic transactions or joint ventures, provided that such transactions are entered into for primarily non-equity financing purposes and are approved by the Board; or

(i)	Ordinary Shares issued or deemed issued pursuant to Article 7.6.6 as a result of a decrease in the Conversion Price of the Preferred Shares resulting from the operation of Article 7.6.

7.6.8

In the event the Company should at any time or from time to time after the Adoption Date fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Ordinary Shares (hereinafter referred to as “Ordinary Share Equivalents”) without payment of any consideration by such holder for the additional Ordinary Shares or the Ordinary Share Equivalents (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Shares shall be appropriately decreased so that the number of Class A Ordinary Shares issuable on conversion of each such series of Preferred Shares shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Ordinary Share Equivalents with the number of shares issuable with respect to Ordinary Share Equivalents determined from time to time in the manner provided for deemed issuances in Article 7.6.6.

7.6.9

If the number of Ordinary Shares outstanding at any time after the Adoption Date is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the Conversion Price for the Preferred Shares shall be appropriately increased so that the number of Class A Ordinary Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

7.7

Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in Article 7.6.8, then, in each such case for the purpose of this Article, the holders of the Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Class A Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares of the Company entitled to receive such distribution.

7.8

Recapitalisations. If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article 7.8), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares into Class A Ordinary Shares, the number of shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 7.8 with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article 7.8 (including adjustment of the Conversion Price then in effect, as applicable, and the number of shares purchasable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalently as may be practicable.

7.9

No Impairment. Subject to the right of the Company to amend its Memorandum and its Articles or take any other corporate action upon obtaining the necessary approvals required by these Articles and applicable law, the Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Article 7.4 through this Article 7.9 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares and the Ordinary Conversion Rights of the Founders against impairment.

7.10	No Fractional Shares and Certificate as to Adjustments.

7.10.1

No fractional shares shall be issued upon the conversion of any of the Preferred Shares, and the aggregate number of Ordinary Shares to be issued to any particular shareholder with respect to its converted shares shall be rounded down to the nearest whole share and the Company shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such conversion.

7.10.2

Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Shares pursuant to Articles 7.4 through 7.9, the Company, at its own expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a statement setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such Preferred Shares at the time in effect, and (C) the number of Class A Ordinary Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Preferred Share.

7.11

Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Preferred Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

7.12	Reservation of Shares Issuable Upon Conversion.

7.12.1

The Company shall at all times reserve and keep available out of its authorised but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorised but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its share capital and, in particular, the number of its authorised but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for the conversion of Preferred Shares, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles.

7.12.2

The Company shall at all times reserve and keep available out of its authorised but unissued Class B Ordinary Shares, solely for the purpose of effecting the conversion of the Class A Ordinary Shares beneficially owned by the Founders, such number of its Class B Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class A Ordinary Shares beneficially owned by the Founders; and if at any time the number of authorised but unissued Class B Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class A Ordinary Shares beneficially owned by the Founders, in addition to such other remedies as shall be available to the holder of such Class A Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its share capital and, in particular, the number of its authorised but unissued Class B Ordinary Shares to such number of shares as shall be sufficient for the conversion of Class A Ordinary Shares, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles.

7.13	Waiver of Adjustment to Conversion Price.

7.13.1

Subject to the provisions set forth in Articles 7.16.2 through 7.16.8 herein and notwithstanding any other provision herein to the contrary, any downward adjustment of the Conversion Price of a series of Preferred Shares may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding Preferred Shares of such series. Any such waiver shall be irrevocable and shall bind all future holders of such series of Preferred Shares.

7.14

Submission to Regulatory Authorities. The Company may hold direct or indirect investments in regulated entities in different jurisdictions. Transfers and/or conversions of shares that imply (i) a direct or indirect change of control of the Company in accordance with applicable laws; or (ii) acquisition or transfer of a Qualified Investment, may have to be submitted to the prior approval of regulatory authorities, in accordance with the applicable regulations of such jurisdictions in which the regulated entities are located. In this case, Transfers and/or conversion of shares shall only be carried out after approval by regulatory authorities is duly obtained and each holder shall reasonably assist and cooperate with the Company with respect to any submission made by the Company to regulatory authorities for any approval of the kind specified in this Article 7.14, including, without limitation executing and delivering any documentation and providing any information that is reasonably required in connection with such submission for approval. The Company agrees that all information provided by the holders pursuant to this Article 7.14 shall be deemed confidential and that it shall use the same degree of care as the Company uses to protect its own confidential information for any information obtained pursuant to this Article 7.14. The Company further agrees that (i) it shall not disclose such information obtained from the holders other than as required by the applicable regulatory authority, (ii) it will reasonably cooperate with the holders to minimize the extent of any such required disclosure, and (iii) it will provide notice to any Person who at the time of such notice holds at least 3,250,000 Shares reasonably in advance of any submission to regulatory authorities of the kind specified in this Article 7.14 that is likely to result in such Person being required to provide information under this Article 7.14, including a description of the nature of the information such Person likely will be required to provide, if this is known to the Company.

7.15	Voting Rights.

7.15.1

General Voting Rights – Preferred Shares and Ordinary Shares. Save in relation to the votes or consents contained in this Article 7 that are explicitly referred to as votes or consents of the holders of Preferred Shares or any series thereof (or of the holders of Preferred Shares and the holders of Ordinary Shares voting together) and the modification of rights provisions at Article 21, the Preferred Shares and the Class A Ordinary Shares shall be non-voting shares for the purposes of these Articles and applicable law, and none of the holders of the Preferred Shares or the Class A Ordinary Shares shall be entitled to receive notice of or to attend or vote at general meetings. In relation to such aforementioned votes or consents, each holder of Class A Ordinary Shares shall have the right to one vote for each Class A Ordinary Share held by such holder and each holder of Preferred Shares shall have the right to one vote for each Class A Ordinary Share into which such Preferred Shares could then be converted, and solely with respect to such vote, such holders of Class A Ordinary Shares and Preferred Shares shall have full voting rights and powers. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

7.15.2

General Voting Rights – Class B Ordinary Shares. The Class B Ordinary Shares shall be voting shares and the holders of Class B Ordinary Shares shall be entitled to receive notice of and to attend and vote at general meetings of the Company.

7.15.3

General Voting Rights – Management Shares. The Management Shares shall be voting shares and the holders of Management Shares shall be entitled to receive notice of and to attend and vote at general meetings of the Company.

7.15.4	Voting for the Election of Directors.

(a)

In any election of directors of the Company there shall be entitled to be elected (i) the greater of (A) five (5) directors and (B) a majority of the number of authorized directors nominated by David Vélez Osorno, so long as David Vélez Osorno (together with his Family Members and their respective Affiliates) beneficially owns at least 40% of the outstanding voting power of the Shares as of the date of the applicable election of directors, (ii) the greater of (A) three (3) directors and (B) one-third of the number of authorized directors nominated by David Vélez Osorno, so long as David Vélez Osorno (together with his Family Members and their respective Affiliates) beneficially owns at least 25% of the outstanding voting power of the Shares as of the date of the applicable election of directors, or (iii) one (1) director nominated by David Vélez Osorno, so long as David Vélez Osorno (together with his Family Members and their respective Affiliates) beneficially owns at least 5% of the outstanding voting power of the Shares as of the date of the applicable election of directors.

(b)

In the absence of any nomination from the Persons with the right to nominate a director as specified above, the director or directors previously nominated by such Persons and then serving shall be reelected if still eligible to serve as provided herein and if such Persons continue to have the right to nominate a director pursuant to the terms hereof.

(c)

To the extent that the application of Articles 7.15.4(a) and 7.15.4(b) above shall result in the designation of less than all of the authorized directors, then any remaining directors shall be nominated and elected by the consent of the holders of a majority of the outstanding voting power of the issued Ordinary Shares and Preferred Shares, other than the Series F-1 Preferred Shares (voting together as a single class and on an as converted basis).

(d)	[Reserved].

(e)	[Reserved].

(f)

In the event that any Class A Ordinary Shares issued upon conversion of any Series F-1 Preferred Shares have any voting rights in any respect, such Class A Ordinary Shares shall initially be issued without any voting rights in any respect until either (A)(i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (or receipt by the Company of written notice from the holder of such Class A Ordinary Shares, accompanied by written advice from such holder’s legal counsel, that clearance under the HSR Act is not required) and (ii) receipt of approval of such conversion from each other antitrust authority with jurisdiction over such conversion (or receipt by the Company of written notice from the holder of such Class A Ordinary Shares, accompanied by written advice from such holder’s legal counsel, that no other approvals are required) or (B) such time, following a Qualified Public Offering, as such Class A Ordinary Shares are transferred and no longer held by the Person that originally received such Class A Ordinary Shares upon conversion (or any Affiliate thereof).

7.15.5

Removal; Vacancies. Any director of the Company may be removed from the Board in the manner allowed by law and these Articles, but with respect to any director nominated pursuant to Articles 7.15.4(a) and 7.15.4(b) above only upon the vote or written consent of the shareholders (or other Persons) entitled to nominate such director or, if such shareholders (or other Persons) are no longer entitled to nominate such director, as provided in Article 7.15.4(b) above. Any vacancy created by the resignation, removal or death of a director elected pursuant to Article 7.15.4 above shall be filled pursuant to the provisions of Article 7.15.4.

7.16	Protective Provisions; Shareholder Approval Requirements and Board Reserved Matters.

7.16.1

So long as the holders of Preferred Shares collectively hold at least the Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these

Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Preferred Shares (voting together as a single class and on an as converted basis):

(a)	consummate a Liquidation Event;

(b)

amend, alter or repeal any provision of the Company’s Memorandum or Articles of Association so as to adversely alter or adversely change the power, preferences or special rights of the Preferred Shares;

(c)	increase or decrease the total number of authorized Ordinary Shares or Preferred Shares or designated shares of any series of Preferred Shares;

(d)	pay or declare any dividend or distribution on any shares of the Company or any Group Company except to the extent such payments are to another directly or indirectly wholly-owned Group Company;

(e)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or ranking pari passu with, any series of Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Preferred Shares),;

(f)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(g)

redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Ordinary Shares or other equity securities of the Company or any Group Company, other than in connection with any right of first refusal the Company may have in respect of such equity securities or pursuant to Articles 7.4 or 7.5; provided, however, that this restriction shall not apply to repurchases, purchases or acquisitions of Ordinary Shares from employees, officers, directors, consultants or other Persons performing services for the Company or any Subsidiary (or in connection with the cessation of such services) pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(h)	change the authorized size of the Board except for increases related to (i) the admission, in the context of a financing transaction, of new investors that are not affiliated with any of the holders of Shares and (ii) the appointment of independent members of the Board (i.e., directors not otherwise affiliated with any existing shareholder); provided, however, that the nomination, appointment, removal and replacement of individual members of the Board, and the filling of vacancies on the Board, in each case shall be governed by Article 7.15 and shall not require the approval of the holders of Preferred Shares, except as expressly provided therein;

(i)

enter into any transaction or agreement (other than relating to the issuance or sale of equity securities or options therefor and other than any other agreement entered into between the Company or any Group Company and/or all of the shareholders) with an employee, officer, director of the Company or any Group Company or any member of such person’s immediate family, or any corporation, partnership or other entity in which such person or Family Member is an officer, director or partner, or in which such person or Family Member has ownership or economic interests of otherwise controls;

(j)	undertake a public offering of the Company’s Ordinary Shares or any other securities of the Company or any Group Company that is not a Qualified Public Offering;

(k)

allocate existing share capital, or issue new share capital, to increase the size of the Company’s or any Group Company’s share option pool such that it is larger than the share option pool in effect on the Adoption Date or adopt any new share option pool or similar equity incentive structure; or

(l)

offer or sell in any transaction to which any Group Company is a party a cryptographic currency, token, coin, or blockchain-based digital asset (a “Token Financing”), including through a Simple Agreement for Future Tokens or other Token Financing-related agreement, pre-sale, initial coin offering, token distribution event or crowdfunding.

The “Threshold Number of Shares” shall mean the lesser of (A) the number of Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all of the issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) constituting at least five percent (5%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of shares equal to at least fifty percent (50%) of the aggregate number of Ordinary Shares issued or issuable upon conversion of all of the issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company that were owned by such shareholder or by such shareholders, as applicable, as of the date that such securities were initially issued to such shareholder or shareholders (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.2

So long as the holders of Series D Preferred Shares collectively hold at least the Series D Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series D Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series D Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series D Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series D Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series D Preferred Shares.

The “Series D Threshold Number of Shares” shall mean the lesser of (A) the number of Series D Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series D Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series D Preferred Shares owned by the holders of Series D Preferred Shares as of the initial issuance by the Company of Series D Preferred Shares (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.3

So long as the holders of Series E Preferred Shares collectively hold at least the Series E Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series E Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series E Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series E Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series E Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series E Preferred Shares.

The “Series E Threshold Number of Shares” shall mean the lesser of (A) the number of Series E Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series E Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series E Preferred Shares owned by the holders of Series E Preferred Shares as of the initial issuance by the Company of Series E Preferred Shares (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.4

So long as the holders of Series E-1 Preferred Shares collectively hold at least the Series E-1 Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining (i) the approval by vote or written consent of or (ii) a waiver from the holders of a majority of the then-outstanding Series E-1 Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series E-1 Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series E-1 Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series E-1 Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series E-1 Preferred Shares.

The “Series E-1 Threshold Number of Shares” shall mean the lesser of (A) the number of Series E-1 Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series E-1 Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series E-1 Preferred Shares owned by the holders of Series E-1 Preferred Shares as of the initial issuance by the Company of Series E-1 Preferred Shares (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.5

So long as the holders of Series F Preferred Shares collectively hold at least the Series F Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series F Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series F Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series F Preferred Shares);

(b)	authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series F Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series F Preferred Shares.

The “Series F Threshold Number of Shares” shall mean the lesser of (A) the number of Series F Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series F Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series F Preferred Shares owned by the holders of Series F Preferred Shares as of the initial issuance by the Company of Series F Preferred Shares (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.6

So long as the holders of Series F-1 Preferred Shares collectively hold at least the Series F-1 Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series F-1 Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series F-1 Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series F-1 Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series F-1 Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series F-1 Preferred Shares.

The “Series F-1 Threshold Number of Shares” shall mean the lesser of (A) the number of Series F-1 Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series F-1 Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series F-1 Preferred Shares outstanding as of the Adoption Date (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.7

Following (and subject to the occurrence of) the Series F-2 Closing, so long as the holders of Series F-2 Preferred Shares collectively hold at least the Series F-2 Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series F-2 Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series F-2 Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series F-2 Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series F-2 Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series F-2 Preferred Shares.

The “Series F-2 Threshold Number of Shares” shall mean the lesser of (A) the number of Series F-2 Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series F-2 Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series F-2 Preferred Shares owned by the holders of Series F-2 Preferred Shares as of the initial issuance by the Company of Series F-2 Preferred Shares (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.8

So long as the holders of Series G Preferred Shares collectively hold at least the Series G Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series G Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series G Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series G Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series G Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series G Preferred Shares.

The “Series G Threshold Number of Shares” shall mean the lesser of (A) the number of Series G Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series G Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series G Preferred Shares owned by the holders of Series G Preferred Shares as of the Adoption Date (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.9

So long as the holders of Series G-1 Preferred Shares collectively hold at least the Series G-1 Threshold Number of Shares (as defined below), the Company shall not (and shall not permit any other Group Company to), directly or indirectly, whether by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or these Articles) first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding Series G-1 Preferred Shares (voting together on an as converted basis):

(a)

authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over the Series G-1 Preferred Shares with respect to dividends, liquidation or redemption (it being acknowledged that no redemption rights have been granted with respect to the Series G-1 Preferred Shares);

(b)

authorize or issue (or permit any Group Company to authorize or issue) any equity security (including any other security convertible into or exercisable for any such equity security) beyond those already issued as at the Adoption Date in any Subsidiary of the Company, or transfer or permit to transfer any equity securities (including any other security convertible into or exercisable for any such equity security) in any Subsidiary of the Company, where, following such authorization, issuance or transfer, any Subsidiary of the Company would cease to be wholly owned (other than de minimis interests), directly or indirectly, by a Group Company that is wholly owned (other than de minimis interests), directly or indirectly, by the Company;

(c)	increase the total number of authorized Series G-1 Preferred Shares; or

(d)	authorize or approve any adverse amendments to or waivers of the rights of the Series G-1 Preferred Shares.

The “Series G-1 Threshold Number of Shares” shall mean the lesser of (A) the number of Series G-1 Preferred Shares that are convertible into a number of Class A Ordinary Shares of the Company constituting at least one percent (1%) of all issued and outstanding Ordinary Shares of the Company (including, without limitation, Ordinary Shares issued or issuable upon conversion of all issued and outstanding securities convertible into or exchangeable for Ordinary Shares of the Company) and (B) the number of Series G-1 Preferred Shares equal to at least fifty percent (50%) of the aggregate number of Series G-1 Preferred Shares owned by the holders of Series G-1 Preferred Shares as of the initial issuance by the Company of Series G-1 Preferred Shares (as the same may be adjusted for any stock splits, share dividends, combinations, subdivisions, recapitalizations or the like).

7.16.10	The following matters, whether at the Company or any Group Company, will be subject to the approval of the Board:

(a)	the purchase or acquisition of any realty;

(b)	the acquisition, sale, assignment or transfer (or any offer thereof) of any quotas, shares or equity in any subsidiary of the Company;

(c)	the establishment (and amendments thereto) of any bonus payment to any of the senior managers or officers of the Company or any Group Company;

(d)	the request by the Company or any Group Company for a judicial arrangement with creditors or voluntary petition for bankruptcy;

(e)	the granting of any loans to any individual or entity, except loans, advances and similar expenditures in the ordinary course of business;

(f)	the commencement or settlement of any lawsuit, arbitration or other legal proceeding involving amounts in excess of US$ 2,000,000.00 (or its equivalent in other currencies);

(g)

the incurrence of any indebtedness by the Company or any Group Company which is in excess of an amount equal to US$ 10,000,000.00 (or its equivalent in other currencies), individually or in the aggregate in a period of twelve (12) months, not contemplated in the annual budget of the Company or any Group Company;

(h)

any sale, lease or disposal of assets outside the ordinary course of business, whether in a single transaction or in a series of related transactions in a period of twelve months, in excess of US$ 5,000,000.00 (or its equivalent in other currencies), not contemplated in the annual budget of the Company or any Group Company;

(i)

the contracting of any commercial agreement outside the ordinary course of business whether in a single transaction or in a series of related transactions in a period of twelve (12) months, in excess of US$ 5,000,000.00 (or its equivalent in other currencies), not contemplated in the annual budget of the Company or any Group Company; and

(j)

any action or failure to act that would have the effect of permitting or causing any entity in which the Company or any Group Company holds equity interests or securities representing at least 50% of the voting power of the equity interests or securities of such entity to take any of the actions set forth in items (a) through (i) above.

7.17

Winding Up. Upon the winding up of the Company the assets available for distribution to Members shall be applied as if a Liquidation Event had occurred immediately prior to the commencement of the winding up.

Ordinary Shares

8.	The rights, preferences, privileges and restrictions granted to and imposed on the Ordinary Shares are as set forth below in this Article.

8.1

Dividend Rights. Subject to the rights of holders of all classes of shares at the time outstanding having prior rights as to dividends, the holders of the Ordinary Shares shall be entitled to receive, when, as and if declared by the Directors, out of any assets of the Company legally available therefor, such portion of the dividends that may be declared from time to time by the Directors as is provided in Article 7.1.3.

8.2	Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, the assets of the Company shall be distributed as provided in Article 7.17 hereof.

8.3	Redemption. The Ordinary Shares are not redeemable at the option of the holder or the Company.

8.4	Voting Rights.

8.4.1

Save in relation to the votes or consents contained in Article 7 that are explicitly referred to as votes or consents of the holders of Class A Ordinary Shares (or of the holders of Preferred Shares and the holders of Ordinary Shares voting together) and the modification of rights provisions at Article 21, the Class A Ordinary Shares shall be non-voting shares for the purposes of these Articles and applicable law, and the holders of the Class A Ordinary Shares shall not be entitled to receive notice of or to attend or vote at general meetings.

8.4.2

The rights, preferences, privileges and restrictions granted to and imposed on the Class B Ordinary Shares are identical to those of the Class A Ordinary Shares, except that, in all cases, each Class B Ordinary Share shall (i) have the right to twenty votes for each such share, (ii) be entitled to notice of any shareholders’ meeting in accordance with these Articles, and (iii) be entitled to vote upon such matters and in such manner as may be provided herein and by law, including, without limitation, having the power to attend and vote at general meetings of the Members and the power to adopt and consent to Ordinary Resolutions and Special Resolutions.

Management Shares

9.	The rights, preferences, privileges and restrictions granted to and imposed on the Management Shares are as set forth below in this Article.

9.1	No Economic Rights. The Management Shares shall not enjoy dividend rights, liquidation rights or any other economic rights or interest in the Company.

9.2	Redemption. The Management Shares are not redeemable at the option of the holder or the Company, except in accordance with Article 9.3 below.

9.3

Compulsory Transfer of Management Shares. If the Management Shares are held by a holder who, with its Affiliates, holds, as of the Adoption Date, a majority of the outstanding voting power of the Ordinary Shares (not on an as-converted basis, voting together as a single class) (the “Management Shareholder”), in the event that the Management Shareholder transfers 90% or more of his or its Shares (other than Management Shares) in the Company to an unrelated third party (including for purposes of this Article, affiliates of such unrelated third party, but excluding for the purposes of this Article, any transfer to a Family Member of the Management Shareholder or to a Person directly or indirectly owned or controlled by the Management Shareholder and/or a member of his family), the Directors, excluding, solely for purposes of this Article 9.3, the Management Shareholder (if the Management Shareholder is a Director) or any Director nominated by the Management Shareholder pursuant to Article 7.15.4(a) who is not a partner of an investment fund that holds Preferred Shares of the Company (such Directors, the “Non-Management Shareholder Directors”), shall be entitled, by service of notice on the Management Shareholder, to require the transfer of the Management Shares by the Management Shareholder to such Person or Persons as the Non-Management Shareholder Directors may determine, with such transferee or transferees (each, an “Approved Management Transferee”) being subject to the approval, prior to service of such notice, of each of (i) the holders of a majority of the Preferred Shares (voting together as a single class and on an as converted basis), and (ii) the holders of a majority of the outstanding voting power of the Ordinary Shares (not on an as-converted basis, voting together as a single class). Following the receipt of such notice, the Management Shareholder shall promptly execute and deliver to the Company all required documentation, and take any and all additional steps, as may be requested by the Non-Management Shareholder Directors for purposes of effecting the transfer of the Management Shares required in such notice.

If the required transfer is not effected promptly after service of such notice on the Management Shareholder, the Non-Management Shareholder Directors shall be entitled to:

(a)

as agent of the Management Shareholder, execute or authorise any Person to execute and deliver on the Management Shareholder’s behalf, an instrument or instruments of transfer in respect of the Management Shares held by the Management Shareholder to effect the sale of such Management Shares for their par value and cause each Approved Management Transferee to be registered as the holder of such Management Shares subject to the provisions of these Articles; or

(b)	compulsorily redeem the Management Shares for par value and immediately reissue Management Shares to each Approved Management Transferee.

Following service of notice on the Management Shareholder and until such transfer or transfers, or redemption and issuance or issuances, as applicable, is or are effected, the Management Shareholder of such Management Shares shall not be entitled to any rights or privileges attaching to such Management Shares.

A transfer and/or issuance of Management Shares that implies (i) a direct or indirect change of control of the Company in accordance with applicable laws; or (ii) acquisition or transfer of a Qualified Investment, may have to be submitted to the prior approval of regulatory authorities, in accordance with the applicable regulations of such jurisdictions in which the regulated entities are located. In this case, notwithstanding the foregoing provisions of this Article 9.3, the transfer and/or issuance of Management Shares shall only be carried out after approval by regulatory authorities is duly obtained and the Management Shareholder and Approved Management Transferees shall reasonably assist and cooperate with the Company with respect to any submission made by the Company to regulatory authorities for any approval of the kind specified in this Article 9.3, including, without limitation, executing and delivering any documentation and providing any information that is reasonably required in connection with such submission for approval. The Company agrees that all information provided by the Management Shareholder and Approved Management Transferees pursuant to this Article 9.3 shall be deemed confidential and that it shall use the same degree of care as the Company uses to protect its own confidential information for any information obtained pursuant to this Article 9.3. The Company further agrees that (i) it shall not disclose such information obtained from the Management Shareholder and Approved Management Transferees other than as required by the applicable regulatory authority, and (ii) it will reasonably cooperate with the Management Shareholder and Approved Management Transferees to minimize the extent of any such required disclosure.

Notwithstanding any contrary provision in these Articles or any agreement among the holders of Shares, other than the restrictions and requirements set forth above in this Article 9.3, a transfer, issuance or redemption pursuant to this Article 9.3 shall be exempt from any other consent requirements, transfer restrictions or anti-dilution provisions in these Articles or such agreements, including, without limitation, protective provisions, preemptive rights, rights of first offer, rights of first refusal or co-sale rights, and no such transfer, issuance or redemption shall be deemed to be a Liquidation Event.

9.4

Voting Rights. The holders of Management Shares shall have the right to one vote for each such share, and shall be entitled to notice of any shareholders’ meeting in accordance with the Articles of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided herein and by law, including, without limitation, having the power to attend and vote at general meetings of the Members and the power to adopt and consent to Ordinary Resolutions and Special Resolutions.

Register of Members

10.	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

Closing Register of Members or Fixing Record Date

11.

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

12.

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

13.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

Certificates for Shares

14.

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

15.

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

16.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

Transfer of Shares

17.

Shares are transferable subject to any applicable restrictions set forth in these Articles, the IRA, the SHA and any separate agreements entered into with any Member of the Company. The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

Redemption and Repurchase of Shares

18.

Subject to the provisions of the Statute and Articles 7 and 8, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

19.

Subject to the provisions of the Statute and Articles 7 and 8, the Company may purchase its own Shares (including any redeemable Shares) on such terms as may be agreed between the Company and the holder thereof.

20.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute and Articles 7 and 8, including out of capital.

Variation of Rights of Shares

21.

Subject to the provisions of the Statute and Articles 7 and 8, if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of, (i) with respect to Ordinary Shares, at least a majority of the outstanding voting power of the Ordinary Shares (voting together as a single class), and (ii) with respect to Preferred Shares, at least two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and on an as-converted basis), or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class; provided that if any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect that series adversely, but shall not so affect the entire class, then only the shares of the series so affected by amendment shall be considered a separate class; provided further, this Article is without prejudice to the rights of holders of a class of Shares to agree to a variation or waiver of class rights as set out in these Articles.

22.

The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one Person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

23.

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

Commission on Sale of Shares

24.

The Company may, in so far as the Statute permits, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

Non-Recognition of Trusts

25.

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

Lien on Shares

26.

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

27.

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the Person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

28.

To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

29.

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the Person entitled to the Shares at the date of the sale.

Transmission of Shares

30.

If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only Persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

31.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

32.	If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

33.

A Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

Amendments of Memorandum and Articles of Association and Alteration of Capital

34.	Subject to the provisions of these Articles, including, without limitation, Article 7.16 above, the Company may by Ordinary Resolution:

34.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

34.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

34.3

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

34.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person.

35.

All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

36.

Subject to the provisions of the Statute and the provisions of these Articles as regards the matters specifically to be dealt with by Ordinary Resolution, the Company may not, except by Special Resolution:

36.1	change its name;

36.2	alter or add to these Articles;

36.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

36.4	reduce its share capital and any capital redemption reserve fund.

Registered Office

37.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

General Meetings

38.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

39.	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

40.	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

41.

A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

42.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

43.

If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

44.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

Notice of General Meetings

45.

At least five days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

45.1	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

45.2

in the case of an extraordinary general meeting, by a majority of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five percent (95%) in par value of the Shares giving that right.

46.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

Proceedings at General Meetings

47.

No business shall be transacted at any general meeting unless a quorum is present. One or more Members being individuals present in person or by proxy or if a corporation or other non-natural Person by its duly authorised representative, holding not less than one-third of the issued and outstanding Management Shares, shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural Person) by a duly authorised representative.

48.

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

49.

If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

50.

The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

51.

If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

52.

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

53.

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten percent (10%) in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

54.

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

55.	The demand for a poll may be withdrawn.

56.

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

57.

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

Votes of Members

58.

Subject to any rights or restrictions attached to any Shares, on a show of hands every Member for the time being entitled to receive notice of and to attend and vote at general meetings who (being an individual) is present in person or by proxy or, if a corporation or other non-natural Person is present by its duly authorised representative or proxy, shall have one vote and on a poll every such Member shall have one vote for every Share of which he is the holder.

59.

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other Person may vote by proxy.

61.

No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

63.

On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

64.

A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

Proxies

65.

The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

66.

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

66.1	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

66.2

in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

66.3

where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

67.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

68.

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

Corporate Members

69.	Any corporation or other non-natural Person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

Directors

70.

There shall be a board of Directors consisting of nine (9) persons provided, however, that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors, subject to Article 7.16.1. The first Directors of the Company immediately following its incorporation shall be determined in writing by, or appointed by a resolution of, the subscribers.

Powers of Directors

71.

The business of the Company shall be managed by the Directors who may exercise all the powers of the Company in accordance with these Articles, including, without limitation, the protective provisions set forth in Article 7.16 above. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

72.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

73.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

74.

Subject to the provisions of these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Appointment and Removal of Directors

75.	Directors shall be appointed and removed in accordance with Article 7.15.4.

76.

Where, in connection with the appointment or removal of Directors, the holders of any class of Shares has the right to determine such appointment or removal such determination shall be passed by resolution in accordance with the required vote set forth in Article 7.15.4 at a general meeting of the holders of the Shares of that class or by the consent in writing of the holders of a majority of the Shares of that class.

Vacation of Office of Director

77.	The office of a Director shall be vacated if:

77.1	he gives notice in writing to the Company that he resigns the office of Director; or

77.2	he is removed by the Members appointing him; or

77.3

if he absents himself from three consecutive meetings of the Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office (for the avoidance of doubt, notwithstanding any other provision of these Articles, the attendance of the Director who is the subject of the resolution shall not be required for the meeting at which it is to be considered to be quorate); or

77.4	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

77.5	if he is found to be or becomes of unsound mind; or

77.6	as otherwise provided in these Articles.

Proceedings of Directors

78.

The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a simple majority of directors if there are three or more Directors and shall be unanimous if there are only two or less Directors.

79.

Subject to the provisions of the Articles (including, without limitation, Article 7.16.10), the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes.

80.

A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

81.

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

82.

A Director may, or other officer of the Company on the requisition of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held.

83.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

84.

The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

85.

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

86.

A Director may be represented at any meetings of the Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

Presumption of Assent

87.

A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

Directors’ Interests

88.

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

89.	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

90.

A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

91.

No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

92.

A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Minutes

93.

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors present at each meeting.

Delegation of Directors’ Powers

94.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

95.

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

96.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

97.

The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

98.

The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

No Minimum Shareholding

99.	A Director is not required to hold Shares.

Remuneration of Directors

100.

The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

101.

The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

Seal

102.

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

103.

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

104.

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

Dividends, Distributions and Reserve

105.

Subject to the Statute and these Articles, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

106.

Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

107.	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

108.

If permitted by the provisions of the Articles, the Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

109.

Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

110.	No Dividend or distribution shall bear interest against the Company.

111.	Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the

Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

Capitalisation

112.

The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

Books of Account

113.

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

114.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

115.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

Audit

116.	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

117.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

118.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

Notices

119.

Unless otherwise provided, notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Unless otherwise provided, any notice, if posted from one country to another, is to be sent airmail.

120.

Subject to provisions of these Articles, where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

121.

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

122.

Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

Winding Up

123.	If the Company shall be wound up, the provisions of Article 7.17 shall apply.

124.

If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

Indemnity

125.

Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur (i) arising from such person’s own fraud, wilful default or dishonesty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such person derived any improper personal benefit

Exculpation

126.

A Director, agent or officer of the Company shall, to the extent permitted by applicable law, not be personally liable to the Company or its Members for monetary damages for any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur (i) arising from such person’s own fraud, wilful default or dishonesty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such person derived any improper personal benefit. Any repeal or modification of the foregoing provisions of this Article by the Members of the Company shall not adversely affect any right or protection of a Director, agent or officer of the

Company existing at the time of, or increase the liability of any Director, agent or officer of the Company with respect to any acts or omissions of such Director, agent or officer occurring prior to, such repeal or modification.

Financial Year

127.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

Transfer By Way Of Continuation

128.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.